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Exhibit 1

Grant of Options and RSUs and PDMR Dealings

March 9, 2018, LONDON – Verona Pharma plc (AIM:VRP) (Nasdaq:VRNA) (“Verona Pharma”), a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapies for respiratory diseases, announces that it granted the following options over ordinary shares of £0.05 each (the “Ordinary Shares”) and American Depositary Shares (“ADS”) and restricted share units (“RSUs”) and Restricted American Depositary Share Units (“RADSUs”) to directors and employees of Verona Pharma under and in accordance with Verona Pharma’s 2017 Incentive Award Plan (which is set out in Verona Pharma’s 2017 annual report and 20-F):

•	1,798,767 options to purchase Ordinary Shares;

•	36,510 options to purchase ADSs, representing 292,080 Ordinary Shares;

•	246,570 RSUs; and

•	3,352 RADSUs, representing 26,816 Ordinary Shares.
Each RSU and RADSU represents an unfunded, unsecured right to receive, on the applicable settlement date, one Ordinary Share or the equivalent number of ADSs, as applicable, or an amount in cash or other consideration. Except where the context indicates otherwise, references hereunder to the Ordinary Shares shall be deemed to include a number of ADSs equal to an Ordinary Share. No consideration was paid in respect of the grant of awards.
PDMR Dealings
Verona Pharma notifies the following transactions by persons discharging managerial responsibilities (“PDMRs”) in its Ordinary Shares through the grant of options over Ordinary Shares and ADSs and RSUs under and in accordance with Verona Pharma’s 2017 Incentive Award Plan.

The options over Ordinary Shares have an exercise price of £1.46 per Ordinary Share, being the closing mid-market price on March 8, 2017. The options over ADSs have an exercise price of £11.68 per ADS, on the basis that each ADS represents 8 ordinary shares. The RSUs also have a value of £1.46 per RSU and the RADSUs have a value of £11.68 per RADSU.
The options, RSUs and RADSUs set forth in the table above will vest as to 50% of the Ordinary Shares or ADSs (as appropriate) in three substantially equal annual instalments following the grant date and as to 50% of the Ordinary Shares or ADSs (as appropriate) in four substantially equal annual instalments following the grant date.
The notification of dealing form in respect of option/RSU awards for each PDMR can be found below.

For further information, please contact:

Verona Pharma plc	Tel: +44 (0)20 3283 4200
Jan-Anders Karlsson, Chief Executive Officer	info@veronapharma.com

Tel: +44 (0) 20 7710 7600 SNELVeronaPharma@stifel.com

FTI Consulting (UK Media and Investor enquiries)	Tel: +44 (0)20 3727 1000
Simon Conway / Natalie Garland-Collins	veronapharma@fticonsulting.com

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Dr. Jan-Anders Karlsson
2	Reason for the notification
a)	Position/status	Chief Executive Officer
b)	Initial notification /Amendment	Initial Notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Verona Pharma plc
b)	Legal Entity Identifier	213800EVI6O6J3TIAL06
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	Ordinary shares of 5p each
	Identification code	ISIN Code: GB00BYW2KH80
b)	Nature of the transaction	Issue of options over Ordinary Shares
c)	Price(s) and volume(s)
d)	Aggregated information - Aggregated volume - Price	N/a (single transaction)
e)	Date of the transaction	8 March 2018
f)	Place of the transaction	London Stock Exchange, AIM

4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	Ordinary shares of 5p each
	Identification code	ISIN Code: GB00BYW2KH80
b)	Nature of transaction	Grant of RSUs, each of which represents an unfunded, unsecured right to receive, on the applicable settlement date, one Ordinary Share or an amount in cash or other consideration
c)	Price(s) and volume(s)
d)	Aggregated information - Aggregated volume - Price	N/a (single transaction)
e)	Date of the transaction	8 March 2018
f)	Place of the transaction	London Stock Exchange, AIM

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Piers Morgan
2	Reason for the notification
a)	Position/status	Chief Financial Officer
b)	Initial notification /Amendment	Initial Notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Verona Pharma plc
b)	Legal Entity Identifier	213800EVI6O6J3TIAL06
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	Ordinary shares of 5p each
	Identification code	ISIN Code: GB00BYW2KH80
b)	Nature of the transaction	Issue of options over Ordinary Shares
c)	Price(s) and volume(s)
d)	Aggregated information - Aggregated volume - Price	N/a (single transaction)
e)	Date of the transaction	8 March 2018
f)	Place of the transaction	London Stock Exchange, AIM

4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	Ordinary shares of 5p each
	Identification code	ISIN Code: GB00BYW2KH80
b)	Nature of transaction	Grant of RSUs, each of which represents an unfunded, unsecured right to receive, on the applicable settlement date, one Ordinary Share or an amount in cash or other consideration
c)	Price(s) and volume(s)
d)	Aggregated information - Aggregated volume - Price	N/a (single transaction)
e)	Date of the transaction	8 March 2018
f)	Place of the transaction	London Stock Exchange, AIM

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Dr. Ken Newman
2	Reason for the notification
a)	Position/status	Chief Medical Officer
b)	Initial notification /Amendment	Initial Notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Verona Pharma plc
b)	Legal Entity Identifier	213800EVI6O6J3TIAL06
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	American Depositary Shares (“ADSs”), representing ordinary shares of 5p each, on deposit with a U.S. banking institution selected by the Company and which are registered pursuant to a Form F-6.
	Identification code	ISIN Code: GB00BYW2KH80
b)	Nature of the transaction	Issue of options over ADSs
c)	Price(s) and volume(s)
d)	Aggregated information - Aggregated volume - Price	N/a (single transaction)

e)	Date of the transaction	8 March 2018
f)	Place of the transaction	NASDAQ

4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	ADSs
	Identification code	ISIN Code: US9250501064
b)	Nature of transaction	Grant of RADSUs, each of which represents an unfunded, unsecured right to receive, on the applicable settlement date, one ADS or an amount in cash or other consideration
c)	Price(s) and volume(s)
d)	Aggregated information - Aggregated volume - Price	N/a (single transaction)
e)	Date of the transaction	8 March 2018
f)	Place of the transaction	NASDAQ